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                         EXHIBIT 1

                  JOINT ACQUISITION STATEMENT
                  PURSUANT TO RULE 13d-1(f)1

The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:  July 15, 1997

 GOTHAM PARTNERS, L.P.

                By:   Section H Partners, L.P.
                      its general partner

                      By: DPB Corporation,
                          a general partner of Section H Partners, L.P.

                      By: /s/ David P. Berkowitz
                          David P. Berkowitz
                          President


                GOTHAM PARTNERS II, L.P.

                By:   Section H Partners, L.P.
                      its general partner

                      By: DPB Corporation,
                          a general partner of Section H Partners, L.P.

                      By: /s/ David P. Berkowitz
                          David P. Berkowitz
                          President